UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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USA Technologies, Inc. issued the following press release on June 21, 2012:

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Veronica Rosa	Joe Crivelli
VP, Corp. Comm. and Investor Relations	Senior Vice President
USA Technologies	Gregory FCA
484-359-2138	610-228-2100
vrosa@usatech.com	joec@gregcomm.com

USA Technologies’ Board of Director Nominees Underscore Company’s
Commitment to Excellence and Superior Performance

Highly Qualified, Experienced and Credible Nominees are Executing Strategic Plan to Position USAT
for Profitability and Long-Term Value Creation

Shareholders Should Vote WHITE Proxy Card Today

MALVERN, PA, June 21, 2012 –USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the “Company”), a leader of wireless, cashless payment and M2M telemetry solutions for self−serve, small−ticket retailing industries, today provided shareholders with a review of its nominees for election to the board of directors at the upcoming 2012 Annual Meeting of Shareholders to be held on Thursday, June 28, 2012 at 9:00 a.m.

As part of its aggressive turnaround strategy, the USAT Nominating Committee and executive leadership identified several key areas of experience that they considered to be critical to enable USAT to continue its growth trajectory.  The following chart illustrates the strong alignment between the USAT slate of nominees and the qualifications deemed necessary to most effectively lead USAT and to deliver value to all shareholders:

Key Areas*	Stephen Herbert	Steven Barnhart	Joel Brooks	William Schoch	Deborah Arnold	Frank Petito	Albin Moschner	Jack Price	William Reilly
Public company leadership experience	X	X	X		X	X	X	X	X
Finance & deal experience		X	X			X	X
Payments industry experience	X			X	X
Wireless industry experience	X				X		X
High volume transaction processing experience	X	X		X	X	X	X
Bringing technology to market	X	X	X					X	X
Scaling a growth company		X		X			X	X	X
Sales & marketing leadership	X			X	X		X	X	X
Public company board experience	X	X	X				X	X	X

*Full director biographies can be viewed by clicking on each of the hyperlinked director names in the above table or by visiting the USA Technologies website at http://usatech.com/company_info/pandp_board.php.

In the past week, the nation’s leading independent proxy advisory firms Institutional Shareholder Services (“ISS”), Glass Lewis & Co. (“Glass Lewis”), and Egan-Jones Proxy Services have all recommended that USAT shareholders vote FOR ALL of USAT’s highly-qualified board of director nominees.  Importantly, the proxy advisory firms recognize that USAT’s plan is delivering positive results.

BRADLEY TIRPAK AND HIS NOMINEES LACK RELEVANT INDUSTRY EXPERIENCE AND
HAVE A TRACK RECORD OF VALUE DESTRUCTION

To date, USAT has focused more on relaying what it believes to be the more pertinent data points to shareholders – the Company’s true owners – which are the plan to enhance profitability and the collective qualifications of the USAT board that it believes will ensure the successful execution of this plan.  USAT believes, however, that there are several events worth pointing out so that shareholders understand the reluctance to welcome Bradley Tirpak or any of his candidates into USAT’s boardroom.  Due to the factors outlined below, among others, USAT is understandably and genuinely concerned that the election of Tirpak and his associates would significantly diminish the reputation of USAT’s board as a whole and ultimately risks destruction of shareholder value.

Tirpak’s Destruction of Shareholder Value at Direct Insite. On May 25, 2011, Tirpak and Craig W. Thomas, operating under the self-laudatory moniker S.A.V.E., and other shareholders in their group, gained control of the board of Direct Insite Corp. (OTCB: DIRI). In addition to what USAT believes is a shocking pattern of poor business judgment, weak corporate governance practices and lack of competency -- as outlined in detail in the Company’s May 30, 2012 letter to shareholders -- since the Direct Insite takeover, the stock price has declined by nearly 50%. On May 25, 2011, the date of Tirpak’s takeover, Direct Insite shares traded at $1.20 per share. Today, DIRI trades at only 65 cents per share. Clearly, USAT does not want to see a similar destruction of shareholder value at Tirpak’s hands.

While a USAT director, and prior to his resignation from the board in March 2012, the board determined that Tirpak breached USAT’s Code of Business Conduct and Ethics. In January 2012, and prior to his resignation from the board in March 2012, the USAT board determined that Tirpak had violated USAT’s Code of Business Conduct and Ethics in three material respects. In December 2011, Tirpak had called a key USAT shareholder under the guise of acting in his capacity as a USAT director, when he was in fact advancing his own agenda – clearly conduct detrimental to USAT. According to the shareholder, during the call Tirpak accused the shareholder of an illegal activity. The shareholder abruptly ended the call and requested that Tirpak never call the shareholder again. The shareholder - quite upset by the incident – had outside counsel call USAT’s corporate counsel to complain about Tirpak’s behavior.  Simply put, this is not behavior befitting of USAT or its shareholders.

Two other Tirpak nominees – Rodman Reef and John Ioannou – were previously evaluated and rejected by USAT’s Nominating Committee in favor of more qualified candidates who have since joined the USAT board. While he was a member of the USAT board, Tirpak also sat on the Nominating Committee and fully participated in the evaluation of Rodman Reef and John Ioannou and concurred with the decision to reject at least one of them in favor of the more qualified candidate who now sits on the board of directors.  Even though both Rodman Reef and John Ioannou were already rejected by the Company’s Nominating Committee, Tirpak believes they are suitable candidates to serve shareholder interests.  USAT believes its shareholders know better.

INVESTOR PRESENTATION

USAT filed an investor presentation with the Securities and Exchange Commission, which provides an accurate discussion of the Company’s business and additional details regarding USAT’s successful implementation of its turnaround plan to create value for shareholders.   The Company invites you to view the “ISS Presentation” by clicking here or access via the Investor Relations section of USAT’s website at www.usatech.com.

VOTE THE WHITE PROXY CARD TODAY

Whether or not you attend the Annual Meeting, the Company recommends that all shareholders vote today by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it as soon as possible.  Since time is of the essence, and the meeting is such a short way off, shareholders are encouraged to vote by Internet or by telephone.  Shareholders are also encouraged to discard any proxy cards they may have received from S.A.V.E.

If shareholders have any questions or need assistance voting, or need additional copies of USAT’s proxy materials, please contact MacKenzie Partners, Inc., which is assisting USAT in connection with this year’s Annual Meeting.

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. USAT has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the costs and management distractions attendant to Mr. Tirpak’s nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.